Exh 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-35758, 333-58199, 333-75594, 333-115622, 333-135907 and 333-161448) and Form S-3 (Nos. 333-121913 and 333-152969) of Consumer Portfolio Services, Inc. of our report dated April 1, 2010, which is incorporated by reference in the Annual Report on Form 10-K of Consumer Portfolio Services, Inc. for the year ended December 31, 2009.

/s/ Crowe Horwath LLP
Costa Mesa, California
April 1, 2010